Exhibit 10.10

THOMAS J. SHAW

NONQUALIFIED STOCK OPTION AGREEMENT

ISSUED OUTSIDE OF ANY PLAN

This Retractable Technologies, Inc. NonQualified Stock Option Agreement (the “Agreement”) is made and entered into by and between RETRACTABLE TECHNOLOGIES, INC. (the “Company”) and Thomas J. Shaw (the “Optionee”). The Company and the Optionee are sometimes hereinafter collectively referred to as the “Parties.”

(1)                                  The option granted hereunder is granted outside the Company’s 2008 Stock Option Plan or any other stock option plan.

(2)                                  OPTION. The Company hereby confirms the grant by the Compensation and Benefits Committee of the Board of Directors as of July 15, 2009 (subject to approval by a vote of the Common Shareholders) to the Optionee of the right and option to purchase three million (3,000,000) shares of the Common Stock of the Company on the terms set forth in this Agreement (the “Option”). The Option granted is designated as a nonqualified stock option (“NQSO”). The Option is not vested until July 15, 2010.  An Option that is exercisable may be forfeited pursuant to Section (3) of this Agreement.  The Option must be exercised within the period specified in this Agreement.  The Option may not be exercised for a fractional share of Stock (defined to mean Common Stock of the Company). The Option, if exercised in part, shall remain exercisable as to the remaining part in accordance with its terms. Nothing contained in this Agreement shall be deemed to give the Optionee the right to be retained in the service of the Company.

(3)                                  TERMINATION OF OPTION.

(A)                              MAXIMUM OPTION TERM.  The unexercised portion of this Option which has become exercisable shall automatically and without notice terminate and become null and void after July 15, 2019.

(B)                                DEATH OF OPTIONEE.

(i)                                     Notwithstanding Section 3(C) of this Agreement, upon the death of the Optionee, any Option exercisable on the date of death may be exercised by the Optionee’s estate or by a person who acquires the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee, provided that such exercise occurs within both the remaining term of the Option and within one (1) year after the Optionee’s death. Any Option not then exercisable shall be forfeited at the death of Optionee.

(ii)                                  The provisions of this subsection (3)(B) shall apply notwithstanding the fact that the Optionee’s relationship with the Company may have terminated prior to death, and if the Option remains exercisable but only to the extent of any Option exercisable on the date of death.

(C)                                DISABILITY.  Subject to Section 3(B) of this Agreement, upon the termination of the Optionee’s relationship with the Company by reason of permanent disability (as determined by the Board), the Optionee may, within one (1) year from the date of such termination of relationship with the Company, exercise any Option to the extent such Option was exercisable at the date of such termination of relationship with the Company due to disability.  Any Option not then exercisable is forfeited upon termination of relationship with the Company due to disability.

(D)                               TERMINATION FOR OTHER REASONS.  Except as provided in Sections (3)(B) and (3)(C), the Option shall automatically terminate upon the termination of the Optionee’s relationship with the Company for cause.  Otherwise, subject to Sections 3(B) and 3(C) the vested portion of the Option shall expire upon the expiration of its term set forth in Section 3(A).  Any Option not then exercisable is forfeited upon termination of the relationship with the Company, with or without cause.

(4)                                  EXERCISE OF OPTION. This Option shall be exercised by the Optionee (or by his representatives, as provided in Section (3) of this Agreement) as to all or part of the shares covered hereby, by the giving of written notice of such exercise substantially in the form attached hereto as Exhibit A, to the Company specifying the number of shares to be purchased and specifying how the withholding tax obligation (if any) shall be satisfied. The giving of such written notice to the Company shall constitute an irrevocable election to purchase the number of shares specified in the notice and to exercise the right on the date specified in the notice (the “Exercise Date”). Upon payment of all amounts due from the Optionee, including any tax withholding due upon exercise of this Option, the Company shall cause Documents Indicating Ownership (defined to include a stock certificate or any and all documents provided by the Company and its agents evidencing ownership of an uncertificated share of stock) to be delivered to the Optionee (or the person exercising the Optionee’s option) at the address set forth herein within ten (10) business days after the Exercise Date.

(5)                                  OPTION PRICE. The purchase price of the shares which may be purchased pursuant to this Option shall be eighty-one cents ($0.81) per share (the “Option Price”), being 100% of the fair market value of a Common Share of the Company on July 15, 2009 as determined by the Compensation and Benefits Committee of the Board of Directors of the Company. The Option Price and any other amounts payable upon exercise shall be paid in full at the time the Option is exercised. Otherwise, an exercise of the Option shall be invalid and of no effect.

(6)                                  TAX WITHHOLDING. Exercise of the Option in whole or in part hereunder is conditioned upon the Optionee remitting to the Company, in addition to the Option Price, the amount of employment taxes, if any, required to be withheld upon exercise of this Option. The Optionee may satisfy this obligation by a direct payment of a cashier’s check to the Company or, if pre-approved by the Company (in its sole discretion), increased withholding on his cash compensation payable on the Exercise Date.

(7)                                  NO RIGHTS PRIOR TO ISSUANCE OF DOCUMENTS INDICATING OWNERSHIP. Neither the Optionee nor his representatives shall have any of the rights of a shareholder of the Company with respect to the shares subject to this Option until Documents Indicating Ownership shall have been issued upon the exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date the Documents Indicating Ownership are issued.

(8)                                  NONASSIGNABILITY. This Option shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution, and during the Optionee’s lifetime shall be exercisable only by him (or his legal guardian or representative).

(9)                                  ADJUSTMENT FOR CORPORATE EVENTS. In the event of any Stock split, Stock dividend, reclassification or recapitalization which changes the character or amount of the Company’s outstanding Common Stock while any portion of this Option is outstanding but unexercised, or if the Company participates in any transaction resulting in a corporate merger, consolidation, acquisition of property or stock, separation, reorganization (where the Company is the surviving entity) or liquidation, the Company or any surviving corporation shall take reasonable steps to prevent dilution of the Option.

Notwithstanding anything to the contrary herein, in the event of 1) dissolution or liquidation of the Company, 2) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Option granted hereunder is assumed, converted or replaced by the successor corporation, which assumption, conversion or replacement will be binding on the Optionee), 3) a merger or consolidation in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges [or which owns or controls another corporation which merges] with the Company in such merger) cease to own their shares or other equity interests in the Company, 4) the sale of substantially all of the assets of the Company, or 5) the acquisition, sale or transfer of more than 50% of the outstanding shares of Common Stock of the Company by tender offer or similar transaction (otherwise than by will or by the laws of descent and distribution), the Option shall terminate after a period of three months from the completion of such trigger event; provided, however, that the Optionee shall have the right, immediately upon announcement of such event to exercise his Option in whole or in part, for a period of three months from the completion of such trigger event, but only to the extent that such Option has not been previously terminated.

(10)                            REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE: LEGEND. The Optionee, by his acceptance hereof, represents and warrants to the Company that his purchase of shares of Common Stock upon

THOMAS J. SHAW NONQAULIFEID STOCK OPTION

AGREEMENT ISSUED OUTSIDE OF ANY PLAN — Page 2 of 6

the exercise hereof shall be for investment and not with a view to distribution or sale, provided that this representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the “Act”), or without such representation and warranty is exempt from registration under the Act. The Optionee agrees that the obligation of the Company to issue shares upon the exercise of an Option shall also be subject, as conditions precedent, to compliance with applicable provisions of the Act, the Securities Exchange Act of 1934, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange and/or securities market upon which the Company’s securities shall be listed and/or quoted. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of this Option.

(11)                            NO OBLIGATION TO EXERCISE STOCK OPTION. The granting of the Option under this Agreement shall impose no obligation upon the Optionee to exercise that Option.

(12)                            USE OF PROCEEDS. Proceeds from the sale of shares pursuant to the Option granted under this Agreement shall constitute general funds of the Company.

(13)                            RESERVATION OF SHARES OF STOCK. The Company, during the term of this Agreement, will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of this Agreement.

(14)                            LEGAL CONSTRUCTION. In the event that any one or more of the terms, provisions or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect for any reason, the invalid, illegal or unenforceable term, provision or agreement shall not affect any other term, provision or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal or unenforceable term, provision or agreement had never been contained herein.

(15)                            COVENANTS AND AGREEMENTS AS INDEPENDENT AGREEMENTS. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

(16)                            ADMINISTRATION. This Agreement shall be administered by the Compensation and Benefits Committee of the Board of Directors of the Company (such body hereafter referred to as the “Administrator”). The Administrator shall make determinations with respect to the terms, limitations, restrictions, conditions and extent of that participation. Any interpretation and construction of any provision of this Agreement by the Compensation and Benefits Committee of the Board of Directors shall be final. The Administrator, including any of its individual members, shall not be liable for any action or determination made by any of them in good faith relating to this Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.

(17)                            ENTIRE AGREEMENT. This Agreement and the Exhibit A, which is attached hereto and incorporated herein for all purposes, together supersede any and all other prior understandings and agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and constitute the sole and only agreement between the Parties with respect to the said subject matter. All prior negotiations and agreements between the Parties with respect to the subject matter hereof are merged into this Agreement. Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any Party or by anyone acting on behalf of any Party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement or the Exhibit A shall not be valid or binding or of any force or effect.

THOMAS J. SHAW NONQAULIFEID STOCK OPTION

AGREEMENT ISSUED OUTSIDE OF ANY PLAN — Page 3 of 6

(18)                            PARTIES BOUND. The terms, provisions, representations, warranties, covenants and agreements that are contained in this Agreement shall apply to, bind upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns.

(19)                            TEXAS LAW TO APPLY. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE OF TEXAS LAW THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE LAWS OF ANOTHER STATE).

(20)                            MODIFICATION. No change or modification of this Agreement shall be valid or binding upon the Parties unless the change or modification is in writing and signed by the Parties.  Notwithstanding the preceding sentence, the Company may revoke this Option to the extent permitted in Section 21 of this Agreement.

(21)                            AMENDMENT. The Administrator may discontinue or amend this Agreement from time to time, but no material amendment shall be made without the approval of the common stockholders.

Except as provided in Section (9) of this Agreement, neither shall any amendment impair the rights of Optionee theretofore granted without his consent; provided, however, that if the Administrator, after consulting with Management of the Company, determines that the application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board or any other entity that reviews accounting disclosures of (or sets accounting standards for) public companies concerning the treatment of employee stock options would have a significant adverse effect on the Company’s financial statements because of the fact that this Option was granted before the issuance of such statement and it is then outstanding, then the Administrator in its absolute discretion may cancel and revoke the Option and the Optionee shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Administrator to the Optionee.

(22)                            TIME. Time is of the essence in the performance of this Agreement.

(23)                            HEADINGS. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

(24)                            GENDER AND NUMBER. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(25)                            NOTICE. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier of the expiration of three days after deposit in the U.S. mail or actual receipt at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

(A)                              Notice to the Company shall be addressed and delivered as follows:

RETRACTABLE TECHNOLOGIES, INC.

P. O. BOX 9

511 LOBO LANE

LITTLE ELM, TEXAS 75068-0009

ATTENTION:                                 MICHELE M. LARIOS

VICE PRESIDENT AND SECRETARY

(B)                                Notice to the Optionee shall be addressed and delivered as follows:

THOMAS J. SHAW

_________________

_________________

THOMAS J. SHAW NONQAULIFEID STOCK OPTION

AGREEMENT ISSUED OUTSIDE OF ANY PLAN — Page 4 of 6

IN WITNESS WHEREOF, the Company, RETRACTABLE TECHNOLOGIES, INC., has caused these presents to be signed on this the 11th day of December, 2009 effective as of July 15, 2009 by Steven R. Wisner, its duly authorized Executive Vice President, Engineering and Production.

RETRACTABLE TECHNOLOGIES, INC.

	BY:	s/ Steven R. Wisner
STEVEN R. WISNER
EXECUTIVE VICE PRESIDENT,
ENGINEERING AND PRODUCTION

ATTEST:
s/ Michele M. Larios
MICHELE M. LARIOS, SECRETARY

ACCEPTED AND AGREED TO:

s/ Thomas J. Shaw
THOMAS J. SHAW

THOMAS J. SHAW NONQAULIFEID STOCK OPTION

AGREEMENT ISSUED OUTSIDE OF ANY PLAN — Page 5 of 6

EXHIBIT A

NOTICE OF EXERCISE

OF

NONQUALIFIED STOCK OPTION

To:                              Retractable Technologies, Inc.

I hereby exercise (all/a portion of) my NonQualified Stock Option granted by RETRACTABLE TECHNOLOGIES, INC., in the Thomas J. Shaw NonQualified Stock Option Agreement Issued Outside of any Plan dated effective as of July 15, 2009 (the “Agreement”) and notify you of my desire to purchase ______________ shares of Common Stock of the Company which were offered to me pursuant to said Option.

The Option Price due for this purchase is $______________________ in cash.

Please choose one:

___                           I have no withholding obligation.

___                           I am satisfying my withholding obligation by making a direct payment by cashier’s check to the Company.

___                           I am satisfying my withholding obligation by hereby authorizing increased withholding on my cash compensation payable on the Exercise Date.

EXERCISE DATE	THOMAS J. SHAW

SOCIAL SECURITY NUMBER

COMPANY AUTHORIZATION OF WITHHOLDING SELECTION

Retractable Technologies, Inc. hereby accepts and authorizes the choice of satisfaction of the Optionee’s withholding obligation as indicated above.

PRINT NAME:
TITLE:

THOMAS J. SHAW NONQAULIFEID STOCK OPTION

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